UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report: November 6, 2012
(Date of earliest event reported)

XL RENT, INC.
(Exact name of registrant as specified in its charter)

Nevada --------------------------------	033-55254-36 --------------------------------	87-0485314 ----------------------------------------------
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

116 Court Street, Suite 707
New Haven, Connecticut 06511 USA
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(Address of principal executive offices) (Zip Code)

(203) 823-9136
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(Registrant’s telephone no., including area code)

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(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a)    Effective November 5, 2012, the Board of Director of XL Rent, Inc. (the “Company”) approved the dismissal of Meyler & Company, LLC (“Meyler & Co.”) as the Company’s independent registered public accounting firm.

During the fiscal years ended December 31, 2007 and 2006 and during the period from January 1, 2008 through November 6, 2012, the Company had (i) no disagreements with Meyler & Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which that, if not resolved to Meyler & Co.’s satisfaction, would have caused it to make reference to the subject matter of any such disagreement in connection with its reports for such years and interim periods and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K during the two most recent fiscal years or the subsequent interim period.

Except as noted in the paragraph below, Meyler & Co.’s report on the Company’s consolidated financial statements for the fiscal years ended December 31, 2007 and for the cumulative development stage period March 14, 2000 Inception) to December 31, 2007 and 2006 does not contain any adverse opinion or disclaimer of opinion, nor is it qualified or modified as to uncertainty, audit scope, or accounting principles.

The reports of Meyler & Co. on the Company's consolidated financial statements as of and for the years ended December 31, 2007and for the cumulative development stage period March 14, 2000 Inception) to December 31, 2007 and 2006 contained an explanatory paragraph which noted that there was substantial doubt as to the Company's ability to continue as a going concern as the Company had a net loss and had incurred cumulative net losses since inception.

The Company has provided Meyler & Co. a copy of the disclosures it is making in this Current Report on Form 8-K prior to filing with the SEC and requested that Meyler & Co. furnish the Company with a letter addressed to the SEC stating whether or not Meyler & Co. agrees with the above statements. A copy of such letter, dated November 6, 2012, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b)    Also, effective November 5, 2012, the Company approved the engagement of Malone & Bailey LLP as the Company’s independent registered certified public accounting firm to bring the Company's financial statements current which will include performing audits of the Company's consolidated balance sheet for the years ended December 31, 2008, 2009, 2010 and 2011 and the related consolidated statements of operations, stockholder's equity, and cash flows for the year then ended in accordance with the standards established by the Public Company Accounting Oversight Board (PCAOB) and will also include tests of the Company's accounting records and other procedures they consider necessary to enable them to express their opinion.

During the fiscal years ended December 31, 2007 and 2006 and during the period from January 1, 2008 through November 5, 2012, neither the Company nor anyone on its behalf has consulted with Malone & Bailey LLP regarding (i) the application of accounting principles to a specific transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company or oral advice was provided that Malone & Bailey LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or any reportable event as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Document

Exhibit 16.1	Letter of Meyler & Company, LLC dated November 6, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XL RENT, INC.
(Registrant)

Date: November 6, 2012	By: /s/Jerry Gruenbaum
Jerry Gruenbaum
Chief Executive Officer & Director